Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Shell Company Report on Form 20-F of Semantix, Inc. of our report dated April 4, 2022 relating to the financial statements of Semantix Tecnologia em Sistema de Informação S.A., which appears in the Registration Statement on Form F-4 (File No. 333-262552) of Semantix, Inc. (formerly known as Alpha Capital Holdco Company). We also consent to the reference to us under the heading “Statement by Experts” in this Shell Company Report on Form 20-F.

/s/ PricewaterhouseCoopers Auditores Independentes Ltda.

São Paulo, Brazil

August 9, 2022